Exhibit 4.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

[TRANSLATION]

AGREEMENT

PBI‑1101, PBI‑1402

Assignment of rights entered into in the City of Montreal, province of Quebec, on October 17, 2001,

BETWEEN:

PROMETIC BIOSCIENCES INC., a corporation legally constituted, having its head office at 6100 Royalmount Avenue, Montreal, Quebec H4P 2R2, represented herein by Mr. André Bédard, Executive Vice‑President and Dr. Roger Perrault, Director,

(hereinafter referred to as “PBI”)

PARTY OF THE FIRST PART

AND:

INNOVON PHARMACEUTICALS INC., a corporation legally constituted, having its head office at [***], represented herein by Mr. Pierre Laurin,

(hereinafter referred to as “Innovon”)

PARTY OF THE SECOND PART

AND:	PIERRE LAURIN, domiciled at [***], (hereinafter “Pierre Laurin”) PARTY OF THE THIRD PART

AND

PROMETIC LIFE SCIENCES INC., a corporation legally constituted, having its head office at 6100 Royalmount Avenue, Montreal, Quebec H4P 2R2, represented herein by Mr. André Bédard, Executive Vice‑President and Dr. Roger Perrault, Director,

(hereinafter referred to as “the Corporation”)

INTERVENING PARTY

WHEREAS [***];

WHEREAS Pierre Laurin made the Corporation aware of the commercial development potential of two compounds for which Pierre Laurin, through Innovon, demonstrated activity and therefore their potential to be used for therapeutic purposes;

WHEREAS Pierre Laurin also holds inventor’s rights in such compounds;

WHEREAS PBI assessed those two compounds now known as PBI‑1101 and PBI‑1402 and wishes to continue their development and exploit them commercially;

WHEREAS PBI‑1101 and PBI‑1402 include similar compounds for which PBI also intends to assess the possibility of development and although these compounds may be called by other names than PBI‑1101 and PBI‑1402, they are included in the rights and interests hereby assigned and the definitions included herein;

Wherefore the parties mutually agree as follows:

1.

Innovon and Pierre Laurin assign and convey all their rights, titles and interests in the PBI‑1101 and PBI‑1402 compounds to PBI and agree to sign any document and make any statement useful or necessary for PBI to ensure and recognize such assignment and protect any intellectual property right inherent to such compounds, including provisional patent applications currently pending for each compound, the whole being subject to the conditions set out herein.

2.	In consideration for the exercise of the right of first refusal by PBI, PBI undertakes to pay to Innovon the royalties described below:

2.1	[***]

2.2	[***]

2.3	[***]

3.	[**]

3.1	[***]

3.2	[***]

4.	[***]

5.	[***]

6.	I[***]

7.	In the event that any action, demand, suit, objection, injunction or any other proceedings are undertaken by a third party against PBI, its affiliates, partners, licence holders or agents in respect of the PBI‑1101 and PBI‑1402 compounds, or in the event that PBI, its affiliates, partners, licence holders or agents undertake any such demand, action, suit, objection, injunction or any other proceedings to protect the rights related to the PBI‑1101 and/or PBI‑1402 compounds, PBI shall forthwith inform Pierre Laurin and Innovon thereof, pursue such proceedings itself and at its own expense, allow Pierre Laurin and Innovon to intervene and assume their costs and settle any proceedings in the best interests of its rights and those of Pierre Laurin and Innovon. No settlement shall be entered into without the written agreement of Pierre Laurin and Innovon if such settlement affects the intellectual property rights related to the compound affected by such proceedings.

8.

PBI shall not assign its rights and obligations in this agreement and shall not assign or dispose of its rights (except for granting licences to third parties) in the PBI‑1101 and PBI‑1402 compounds without the prior written authorization of Pierre Laurin and Innovon, which shall not be unreasonably withheld.

9.

Any development, licence or marketing agreement respecting the PBI‑1101 and/or PBI‑1402 compounds shall be notified in writing to Pierre Laurin and Innovon within 15 days following the execution of the agreement in question.

10.	In the event that Pierre Laurin or Innovon disposes of its rights and obligations herein, they shall notify PBI thereof in writing within 15 days following such assignment or other disposal.

11.	Representations and warranties

a)

Pierre Laurin represents and warrants that he has the right to enter into this agreement, that the PBI‑1101 and PBI‑1402 compounds are, to his knowledge and as of the date hereof, free from any lien or legal charge, that he has received no notice demanding that the use of the PBI‑1101 and/or PBI‑1402 compounds be ceased or demanding the abandonment of the rights in such compounds. To his knowledge, no claim, action, dispute, judgment or other proceedings which could prevent him from complying with this agreement exists or threatens the continued development of the PBI‑1101 and PBI‑1402 compounds.

b)

PBI represents and warrants that it is a validly incorporated corporation, that it has the right and has received the necessary approvals to enter into this agreement and that to its knowledge, no claim, action, dispute, judgment or other proceedings which could prevent it from complying with this agreement exists or threatens the continued development of the PBI‑1101 and/or PBI‑1402 compounds. [***]

12.	Confidentiality.

a)

The Parties recognize the importance of any information related to the PBI‑1101 and PBI‑1402 compounds, including the results, clinical tests, new applications, analogs, manufacturing or trade secret being kept confidential and accordingly, PBI and the Corporation (the “Receiving Party”) undertake to maintain the confidentiality of any information which is not protected by a patent or a patent application and any information which may hinder the exploitation or the commercial potential of such components or any one of them. This confidentiality obligation shall remain effective for the entire term of the agreement and for a period of five (5) years following the date of termination or expiry of this agreement.

b)	The obligation of confidentiality and non‑use of the information shall not apply to any information which is known to the public or becomes so without any fault of the Receiving Party.

c)

Upon the termination or expiry of this agreement, the Receiving Party undertakes to return to Pierre Laurin any information, materials, files, approvals in its possession and relating to the compounds without keeping any copy thereof.

13.	Term

a)	[***]

b)	[***]

c)	[***]

14.

Parties at a distance from one another. On May 24, 2001, Dr. Roger Perrault and Mr. André Bédard were duly mandated by the board of directors of PBI and of the Corporation to discuss and enter into with Mr. Pierre Laurin and Innovon the terms and conditions agreed to in this agreement. The agreement was discussed and signed between parties at a distance from one another and is independent of Pierre Laurin’s status as an employee with PBI, the Corporation or any of their subsidiaries, whether or not such status is established by an employment contract or any other contract.

15.	Definitions.

a)	Event of Default: without limiting the generality of the following, shall mean insolvency, bankruptcy, an arrangement with creditors, a restructuring, protective administration or liquidation of PBI.

b)	PBI-1101: [***]

c)	PBI-1402: [***]

d)	Net Sale: [***]

16.	Applicable law. This agreement and the rights and obligations it contains shall be governed by the law applicable in the province of Quebec (Canada).

17.

Language. The parties have agreed to this agreement being drawn up in the French language, except for the definitions of PBI‑1101 and PBI‑1402, for which the parties required a definition drawn up in the English language.

IN WITNESS WHEREOF, the parties have signed and the Corporation intervened on October 17, 2001 in Montreal.

ProMetic BioSciences Inc.

/s/ André Bédard

Per (s) André Bédard, Executive Vice‑President

/s/ Roger Perrault

Per (s) Dr. Roger Perrault, Member of the board of directors

Innovon Pharmaceuticals Inc.

/s/ Pierre Laurin

Per (s) Pierre Laurin, President

Pierre Laurin

/s/ Pierre Laurin

Prometic Life Sciences Inc.,

Intervening Party

/s/ André Bédard

Per (s) André Bédard, Executive Vice‑President

/s/ Roger Perrault

Per (s) Dr. Roger Perrault, Member of the board of directors